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                                                                   EXHIBIT 10.13

                           ZHONE INVESTORS ___, L.L.C.
                      A DELAWARE LIMITED LIABILITY COMPANY

                            LIMITED LIABILITY COMPANY
                   CLASS B MEMBER INTEREST PURCHASE AGREEMENT

     THIS LIMITED LIABILITY COMPANY CLASS B MEMBER INTEREST PURCHASE AGREEMENT (hereinafter referred to as the "Agreement") is made this 28th day of October, 1999, by and between ZHONE INVESTORS ___, L.L.C., a Delaware Limited Liability Company (hereinafter referred to alternatively as "LLC" or the "Company") and [___________], (hereinafter referred to as "Purchaser").

                                 R E C I T A L S

     A.   Purchaser is, pursuant to this Agreement, acquiring Series B
Common Units as a Class B Member of the LLC. The LLC is governed by a Limited Liability Company Operating Agreement (the " LLC Agreement") executed as of October 28, 1999, as it may be amended from time to time.

     B. Purchaser and LLC desire and intend that the Class B Member Interest (as defined below) be transferred to Purchaser pursuant to Section 1 of this Agreement and be subject to the terms and conditions of this Agreement and the LLC Agreement.

     C. The LLC desires to issue and sell the Series B Common Units to Purchaser and Purchaser desires to acquire those Units upon the terms, conditions and restrictions contained in this Agreement and the LLC Agreement. All references herein to "LLC" or the "Company" include its successor as applicable.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual promises herein set forth, the parties hereto agree as follows:

     1. Sale and Purchase of Class B Member Interest. Subject to compliance with applicable securities laws, LLC shall issue and sell and Purchaser shall purchase the Class B Member Interest. The purchase price for the Class B Member Interest (the "Purchase Price") shall be _________ shares of common stock, par value $.001 per share, of Zhone ("Zhone Common Stock") (valued at $.001 per share), at a total value of ________________ Dollars ($________) in a exchange for a total of ___________ Series B Common Units. The __________ shares of Zhone Common Stock shall be transferred by the Purchaser to the Company as a Capital Contribution on execution of this Agreement.

     2. Restrictions on Alienation. Purchaser agrees not to sell, assign, transfer, hypothecate or otherwise alienate the Class B Member Interest Purchaser acquires hereunder, with or without consideration, unless and until, and only to the extent that the Class B Member

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Interest is released from Purchaser's resale obligations as set forth in Section
4 and then only as specifically contemplated by the LLC Agreement.

     3. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the LLC Agreement. Whenever used herein, the following terms shall have their respective meanings set forth below:

          3.1  "Cause" has the meaning set forth in the Employment Agreement.

          3.2 "Change in Control Date" shall mean the date on which a Zhone Liquidation occurs.

          3.3 "Class B Member Interest" means the Series B Common Units in the LLC initially transferred to Purchaser pursuant to Section 1 of this Agreement and Section 3.1(b) of the LLC Agreement, as well as any and all additional interests in the LLC which the Purchaser may acquire pursuant to Sections 3.1(b)(i) or (ii) of the LLC Agreement, as well as all the rights arising in the capacity of a Class B Member as of the Effective Date.

          3.4  "Disability" has the meaning set forth in the Employment
Agreement.

          3.5 "Employee" means Purchaser if Purchaser is an employee of Zhone as of the date of this Agreement or if Purchaser is not an employee as of the date of this Agreement means _______________.

          3.6 "Employment Agreement" means Employee's Employment Agreement with Zhone in the form attached as "Exhibit 1".

          3.7  "Good Reason" has the meaning set forth in the Employment
Agreement.

          3.8 "Involuntary Termination" means (i) termination of Employee's Service with Zhone other than for Cause, death or Disability or (ii) Employee's resignation from Service with Zhone for Good Reason.

          3.9 "Service" means the Employee's performance of services for Zhone in accordance with the Employment Agreement.

          3.10 "Unvested Interest" means, on any relevant date, the difference between 100% of the Class B Member Interest and the Vested Interest.

          3.11 "Vested Interest" means, on any relevant date, the Vested Percent of the Class B Member Interest.

          3.12 "Vested Percent" means, except as provided in the next sentence, on any relevant date, the percentage determined by multiplying 2.083333% by each full month of Employee's continuous Service with Zhone from and after July 1, 1999 through such date until the Vested Percent equals 100%. In the event of Employee's Involuntary Termination or the occurrence of a Change in Control Date while Employee is in Service to Zhone, the Vested Percent shall as of the date of any such event or occurrence become 100%. In the event of

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Employee's death or Disability, 50% of the Class B Member Interest that would otherwise be an Unvested Interest as of the date of such death or Disability pursuant to the operation of the first sentence of this Section 3.12, shall instead be added to and included in the Vested Percent as of such date.

          3.13 "Voluntary Termination" means a termination of Service with Zhone that is not an Involuntary Termination.

          3.14 "Zhone" means Zhone Technologies, Inc., a Delaware corporation.

          3.15 "Zhone Board" means the Board of Directors of Zhone.

          3.16 "Zhone Liquidation" has the meaning set forth in the LLC
Agreement.

     4.   Class B Member Interest Repurchase Option.

          4.1 Grant of Class B Member Interest Repurchase Option. In the event of the termination of the Employee's Service with Zhone due to death, Disability or Voluntary Termination, the Manager shall cause the Company to repurchase from Purchaser any or all of the Class B Member's Unvested Interest subject to the terms and conditions set forth in this Section 4 (the "Class B Member Interest Repurchase Option").

          4.2 Exercise of the Repurchase Option. The Manager shall cause the Company to exercise any or all of the Class B Member Interest Repurchase Option pursuant to Section 4.1 by written notice to the Purchaser, the Purchaser's legal representative, or other holder of the Class B Member Interest and related Units, as the case may be, during the Repurchase Period. The "Repurchase Period" shall be the period commencing as of the date of the Employee's termination of Service and ending on the date forty-five (45) days after the Employee's termination of Service. If the Manager fails to give notice during the Repurchase Period, the Class B Member Interest Repurchase Option shall terminate (unless the Zhone Board and the Employee or the Employee's heirs, administrators, successors or assigns, as applicable, have agreed to extend the time for the exercise of the Class B Member Interest Repurchase Option). Notwithstanding a termination of the Class B Interest Member Repurchase Option, the remaining provisions of this Agreement shall remain in full force and effect.

          4.3 Price and Payment for Repurchased Interest. The repurchase price for the Unvested Interest being repurchased by the Company pursuant to the Class B Member Interest Repurchase Option shall be a dollar amount equal to: (i) the difference between one-hundred percent (100%) and the Vested Percent, multiplied by (ii) the dollar value of Purchase Price. Payment of the repurchase price by the Company to the Purchaser shall be made in cash on or before the expiration of thirty (30) days from the last day of the Repurchase Period. For purposes of the foregoing, cancellation of any indebtedness of the Purchaser (or Employee, if Employee is not the Purchaser) to the Company shall be treated as payment to the Purchaser in cash to the extent of the unpaid principal and any accrued interest canceled.

     5. Legend. Each document representing the Class B Member Interest shall have endorsed thereon such legends as counsel for the Company advises are required to protect the

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Company with respect to the Class B Member Interest Repurchase Option and for
purposes of federal or state securities laws.

     6. Change in Form of Class B Member Interest. If, at any time prior to expiration of the Interest Repurchase Option set forth in Section 4, Purchaser shall receive property or securities attributable to the Class B Member Interest (including without limitation shares of capital stock of Zhone), such additional property or securities shall forthwith become subject to the provisions of this Agreement, to the same extent as if said property or securities originally comprised a part of the Class B Member Interest.

     7. No Transfer in Violation of Agreement. The Company shall not be required: (a) to transfer on its books any of the Class B Member Interest which shall have been sold or transferred in violation of any of the provisions set forth in either or both of this Agreement or the LLC Agreement, or (b) to treat as owner of all or any part of such Class B Member Interest for any purpose any transferee to whom any of the Class B Member Interest shall have been so transferred.

     8. Rights of Purchaser. Subject to the provisions of this Agreement and the LLC Agreement, Purchaser shall, during the term of this Agreement, exercise all rights and privileges with respect to the Class B Member Interest.

     9. Adoption of Company Agreement and Power of Attorney. Purchaser hereby acknowledges that Purchaser has read the LLC Agreement and adopts and agrees to be bound by the LLC Agreement as a Class B Member and hereby irrevocably appoints the Manager and any one or more Class A Members collectively holding at least 51% of the Series A Preferred Units his attorney-in-fact to execute all documents as may be necessary to:

          9.1 reflect the transfer of the Class B Member Interest to Purchaser pursuant to this Agreement, including amending the LLC Agreement, and pending such an amendment this Agreement shall act as an amendment of the LLC Agreement;

          9.2 accomplish any repurchase of all or any part of the Class B Member Interest pursuant to Section 4, such appointment being coupled with an interest; and

          9.3 execute any amendment to the LLC Agreement approved in accordance with the terms of that Agreement.

     10. Execution of Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     11. Representations and Warranties. In connection with the acquisition of the Class B Member Interest, the Purchaser hereby agrees, represents and warrants as follows:

          11.1 The Purchaser is acquiring the Class B Member Interest for the Purchaser's own account, and not on behalf of any other person or as a nominee, for investment and not with a view to, or sale in connection with, any distribution of the Class B Member Interest.

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          11.2 The Purchaser was not presented with or solicited by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media, or broadcast over television, radio or similar communications media, or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          11.3 The Purchaser has either (a) a preexisting personal or business relationship with the Company or any of its officers or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Purchaser to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or
(b) such knowledge and experience in financial and business matters (or has relied on the financial and business knowledge and experience of the Purchaser's professional advisor who is unaffiliated with and who is not, directly or indirectly, compensated by the Company or any affiliate or selling agent of the Company) as to make the Purchaser capable of evaluating the merits and risks of the investment in the Class B Member Interest and to protect the Purchaser's own interests in the transaction, or (c) both such relationship and such knowledge and experience.

          11.4 The Purchaser understands that the Class B Member Interest acquired pursuant to this Agreement has not been registered or qualified under applicable securities laws by reason of specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Purchaser's representations as expressed herein. The Purchaser understands that the Company is relying on the Purchaser's representations and warrants that the Company is entitled to rely on such representations and that such reliance is reasonable.

          11.5 The Purchaser is a revocable trust formed for the benefit of Employee and/or his family.

     12. Binding Arbitration. The parties agree that any disputes arising out of or related to this Agreement shall be settled by binding arbitration, and judgment upon the award may be entered in any court having jurisdiction. The arbitration shall be in Palo Alto, California and in accordance with the rules of the Judicial Arbitration and Mediation Services/Endispute in San Francisco, California. A single arbitrator shall be selected according to the corresponding arbitration rules within thirty (30) days of submission of the dispute to the arbitrator. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that any party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

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Notwithstanding the forgoing, the parties irrevocably submit to the non-
exclusive jurisdiction of the Superior Court of the State of California, Santa Clara County, and the United States District Court for the Northern District of California, Branch nearest to Palo Alto, California, in any action to enforce an arbitration award.

Notwithstanding the foregoing provisions of this Section 12, Purchaser agrees that the Company and Zhone will be entitled to a decree of specific performance of the terms of Section 4 of this Agreement, said right to be in addition to any other remedies available to the Company and Zhone.

     13.  Miscellaneous.

          13.1 The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          13.2 Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address shown below that party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

          13.3 This Agreement will inure to the benefit of the successors and assigns of the Company, the Class A Members, and the remaining Class B Members and, subject to the restrictions on transfer herein set forth, be binding upon the Purchaser, Employee and the Employee's heirs, executors, administrators, successors and assigns; provided, however, that neither Employee nor the Purchaser may assign its rights or obligations under this Agreement without the Company's prior written consent, which shall not be unreasonably withheld.

          13.4 This Agreement, together with the exhibits hereto, will be construed under the laws of the State of Delaware without regard to conflicts of law principles, and together with the LLC Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior written or oral agreements, and no amendment or addition hereto will be deemed effective unless agreed to in writing by the parties hereto.

          13.5 No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any such failure or delay, or any single or partial exercise of any such right, preclude any further or other exercise of such right or any other right.

          13.6 If any provision of this Agreement, or the application thereof, is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances will be interpreted so as best to reasonably effect the intent of the parties hereto. The parties agree to use their best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

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          13.7 This Agreement may be executed in counterparts, each of which will be an original and all of which together will constitute one and the same agreement.

          13.8 Any designee of the Zhone Board will have the authority to act on behalf of the Zhone Board and the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Zhone Board or Manager herein, provided the designee has apparent authority with respect to such matter, right, obligation, or election.

          13.9 The Purchaser will file an election pursuant to Section 83(b) the Internal Revenue Code of 1986, as amended, with respect to the Series B Common Units acquired pursuant to this Agreement and will notify Zhone and the Company in writing when such election is filed. Such notice shall be given within thirty
(30) days of the date of the sale herein contemplated.

     14. Ownership by a Spouse. In the event that the spouse of Employee is granted by the Employee or awarded by a court of competent jurisdiction in a marital dissolution action all or any portion of the Unvested Interest, then the Zhone Board may, at its election made within thirty (30) days after receiving notice of such grant or award, direct the Manager to cause the Company to acquire the portion of the Unvested Interest granted or awarded to the spouse of the Employee. Such acquisition shall be made pursuant to Section 4 as though the Employee's Service with the Company, had terminated as of the date of the grant or award with respect to the portion of the Unvested Interest granted or awarded to the Spouse.

     Purchaser agrees that if Employee is married, should marry or remarry subsequent to the date of this Agreement, Employee shall within thirty (30) days obtain the Employee's spouse's acknowledgment of the existence and binding effect of all of the restrictions contained in this Agreement in the form attached hereto as "Exhibit 2". Such consent shall not be deemed to confer or convey to the spouse any rights in the Class B Member Interest that do not otherwise exist by operation of law or this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                ZHONE INVESTORS __, L.L.C.

                                                By:
                                                    -------------------------
                                                   Its:
                                                        ---------------------

                                                PURCHASER:
                                                           ---------------------
                                                           [         ]

EMPLOYEE:

Accepted and agreed to as to the foregoing as of the day and year first above written

------------------------------------------
[           ]

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                                    EXHIBIT 1

                          FORM OF EMPLOYMENT AGREEMENT

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                                    EXHIBIT 2

                                CONSENT OF SPOUSE

     The undersigned, being the spouse of __________________, does hereby acknowledge reading and being familiar with the provisions of the foregoing Limited Liability Company Class B Member Interest Purchase Agreement (the "Agreement") and hereby agrees thereto and joins therein to the extent, if any, that such agreement and joinder may be necessary; and hereby further agrees that "Purchaser" as defined in the Agreement may join in any further amendment or modification of the Agreement without any further signature, acknowledgment or agreement by the undersigned,

     Date: ____________________, 199__

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